Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements on Form S-3 (Nos. 333-74704, 333-82350, and 333-84548) and Form S-8 (Nos. 333-69318, 333-71504, 333-76042, 333-82348, 333-112345, 333-130616, and 333-133959) of our reports dated March 17, 2008 (which reports express an unqualified opinion and include an explanatory paragraph relating to Regent Communications, Inc. and subsidiaries’ adoption of the provisions of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes, effective January 1, 2007) relating to the financial statements and financial statement schedule of Regent Communications, Inc. and subsidiaries and the effectiveness of Regent Communications, Inc. and subsidiaries’ internal control over financial reporting, appearing in this Annual Report on Form 10-K of Regent Communications, Inc. and subsidiaries for the year ended December 31, 2007.
/s/ Deloitte & Touche LLP
Cincinnati, Ohio
March 17, 2008